UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report
March 28, 2008
(Date of earliest event reported)
VULCAN MATERIALS COMPANY
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

001-33841	20-8579133

(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive Birmingham, Alabama	35242

(Address of Principal Executive Offices)	(Zip Code)
(205) 298-3000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On or about March 28, 2008, the Registrant plans to make available its Annual Report to Shareholders for the year ended December 31, 2007. The Annual Report includes a Letter to Shareholders from Donald M. James, the Registrant’s Chairman and Chief Executive Officer.
The letter contains a discussion of EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, which is a non-GAAP financial measure, as that term is defined under Regulation G of the rules and regulations promulgated pursuant to the Securities Act of 1933, as amended. EBITDA is often utilized by the financial community as one indicator of a company’s ability to incur and service debt. In the opinion of management of the Registrant, EBIDTA is an important indicator of the ongoing operations of the Registrant’s business. See Exhibit 99.1 for a reconciliation of both net cash provided by operating activities and operating earnings to EBITDA.
The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibits	Description of Exhibits

99.1	Reconciliation of Non-GAAP Financial Measure — EBITDA

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VULCAN MATERIALS COMPANY (Registrant)
Date: March 28, 2008	By	/s/ William F. Denson, III
William F. Denson, III